DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND

                           Certificate of Secretary

     The undersigned, John B. Hammalian, Secretary of Dreyfus Pennsylvania Municipal Money Market Fund (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Mark N. Jacobs, Steven F. Newman, Michael A. Rosenberg, John B. Hammalian, Jeff Prusnofsky, Robert R. Mullery, Janette Farragher, and Mark Kornfeld on behalf of the proper officers of the Fund pursuant to a power of attorney:

     RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Mark N. Jacobs, Steven Newman, Michael Rosenberg, John Hammalian, Jeff Prusnofsky, Robert R. Mullery, Janette Farragher, and Mark Kornfeld, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statements and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 28th day of March, 2000.


                              /s/John B. Hammalian
                              John B. Hammalian
                              Secretary




(SEAL)
DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND